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                                                                   Exhibit 22.01

                               HADSON CORPORATION
                              LIST OF SUBSIDIARIES
                                                                   STATE OF
NAME OF SUBSIDIARY                                              INCORPORATION
- ------------------                                              -------------
Hadson Defense Systems Inc.                                        Delaware
(formerly Ultrasystems Defense Inc.
 formerly Ultrasystems Defense and Space Inc.)
Hadson Ecuador, Inc.                                               Oklahoma
Hadson Energy Risk Management, Inc.                                Oklahoma
Hadson Energy Systems, Inc.                                        Oklahoma
Hadson Financial Corporation                                       Delaware
Hadson Foundation                                                  Oklahoma
Hadson Fuels, Inc.                                                 Oklahoma
Hadson Gas Company                                                 Delaware
Hadson Gas Gathering & Processing Co.                              Delaware
Hadson Gas Marketing Co.                                           Delaware
Hadson Gas Systems, Inc.                                           Oklahoma
Hadson Power Live Oak Incorporated                                 California
(formerly Ultrasystems Environmental Corporation
 formerly Ultrasystems Energy Company)
Hadson Retail Services, Inc.                                       Oklahoma
Hadson Services, Inc.                                              Oklahoma
HD Energy Corporation                                              Delaware
(formerly Hadson DHC Corporation)
Llano, Inc.                                                        New Mexico
Minerals, Inc.                                                     New Mexico
NMESCO Fuels, Inc.                                                 New Mexico
NuHPI, Inc.                                                        Delaware
Probe Systems, Inc.                                                California
Triple T Services, Inc.                                            Oklahoma
Ultrafuels Incorporated                                            California
Ultrafuels 1 Incorporated                                          California
Ultrapower Biomass Fuels Corporation                               California
(formerly Ultrapower 1 Incorporated
Ultrapower Energy Resources Incorporated                           California
Ultrapower 3 Incorporated                                          California
Ultrasystems International                                         California
Ultrasystems Small Power, Incorporated                             California
Ultrasystems Small Power 1, Incorporated                           California
United LP Gas Corporation                                          Oklahoma
(formerly Hadson Liquid Fuels, Inc.
 formerly Hadson Liquids, Inc,.)
Western Natural Gas & Transmission Corp.                           Colorado